UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2015
Diebold, Incorporated
(Exact name of registrant as specified in its charter)
Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(330) 490-4000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
As previously disclosed in its Current Report on Form 8-K filed with the SEC on November 23, 2015, Diebold, Incorporated (the “Company”) entered into a revolving and term loan credit agreement (the “Credit Agreement”), dated as of November 23, 2015, among the Company and certain of the Company's subsidiaries, as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein. The Credit Agreement included, among other things, mechanics for the Company’s existing revolving and term loan A facilities to be refinanced under the Credit Agreement. On December 23, 2015 (the “Effective Date”), the Company entered into a Replacement Facilities Effective Date Amendment among the Company, certain of the Company’s subsidiaries, the lenders identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to which the Company is refinancing its existing $520 million revolving and $230 million term loan A senior unsecured credit facilities (which have been terminated and repaid in full) with, respectively, a new secured revolving facility (the “Revolving Facility”) in an amount of up to $520 million and a new (non-delayed draw) secured term loan A facility (the “Term A Facility”) on substantially the same terms as the Delayed Draw Term Facility (as defined in the Credit Agreement) in the amount of up to $230 million. The Revolving Facility and Term A Facility will be subject to the same maximum consolidated net leverage ratio and minimum consolidated interest coverage ratio as the Delayed Draw Term Facility.
The Term A Facility will mature on the fifth anniversary of the Effective Date. The Revolving Facility will automatically terminate on the fifth anniversary of the Effective Date.
The Credit Agreement is guaranteed by certain of the Company’s domestic subsidiaries. Borrowings under the Credit Agreement will bear interest at, based on the Company’s election, the prime rate or LIBOR (subject to specified floors) plus an applicable margin, determined by reference to the Company’s total net leverage ratio.
The Credit Agreement contains affirmative and negative covenants usual and customary for facilities and transaction of this type including, but not limited to: delivery of financial information; use of proceeds; delivery of notices of default; conduct of business (including maintenance of existence and rights); taxes; insurance; compliance with laws; properties and inspection; collateral matters and further assurances; maintenance of ratings; guaranties; limitations on mergers, consolidations and fundamental changes; limitations on sales of assets; limitations on investments and acquisitions; limitations on liens; limitations on transactions with affiliates; limitations on indebtedness; limitations on negative pledge clauses; limitations on restrictions on subsidiary distributions; limitations on hedge agreements; limitations on receivables indebtedness; limitations on restricted payments; limitations on certain payments of indebtedness; limitations on amendments to organizational documents; “MFN” requirements regarding certain additional covenants; and covenants regarding the Company’s previously announced tender offer for the outstanding shares of and proposed business combination with Wincor Nixdorf Aktiengesellschaft (“Wincor Nixdorf”).
In addition, the Credit Agreement includes a maximum consolidated net leverage ratio and a minimum consolidated interest coverage ratio. The Credit Agreement also contains certain events of default regarding: inaccuracy of representations and warranties, certificates or other written information in any material respect; nonpayment of principal, interest, fees or other amounts; breach of covenants; cross payment default and cross default to indebtedness or net hedging obligations in excess of $50 million; voluntary and involuntary bankruptcy or insolvency proceedings; condemnation reasonably likely to have a material adverse effect; unpaid material judgments; certain pension and benefit events; certain environmental events reasonably expected to have a material adverse effect; change of control; and actual or asserted invalidity of the facilities documentation, guarantees or security documentation or, after effectiveness thereof, a domination agreement with respect to Wincor Nixdorf, and failure (after the grant thereof) to maintain a perfected first priority security interest on a material portion of the collateral, in each case with grace periods, thresholds, qualifications and exceptions detailed in the Credit Agreement.
The foregoing description of the Credit Agreement as amended by the Replacement Facilities Effective Date Amendment is qualified in its entirety by reference to the full text of the Replacement Facilities Effective Date Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received, and may in the future receive, compensation.
On the Effective Date, the Company terminated the credit agreement, dated as of June 30, 2011 (as amended), among the Company, the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein.

Item 1.02	Termination of a Material Definitive Agreement.
The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1
Replacement Facilities Effective Date Amendment, dated as of December 23, 2015, by and among Diebold, Incorporated and the subsidiary borrowers party thereto, as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Christopher A. Chapman
Christopher A. Chapman
Senior Vice President and Chief Financial Officer

Date: December 28, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1
Replacement Facilities Effective Date Amendment, dated as of December 23, 2015, by and among Diebold, Incorporated and the subsidiary borrowers party thereto, as borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.